EXHIBIT 23.1

                  CONSENT OF RICHARD O. WEED TO USE OF OPINION

                                WEED & CO., L.P.
      4695 MacARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

WRITER'S DIRECT NUMBER
     (949) 475-9086

                                   May 5, 2000

Board of Directors
The Hartcourt Companies Inc.
9800 South Sepulveda Blvd.
Los Angeles, CA 90045

         Re:  Form S-8

Gentlemen:

         I hereby consent to the filing of my opinion dated May 5, 2000 herewith as an Exhibit to the Form S-8 Registration Statement to be filed by The Hartcourt Companies Inc.

         I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

                                        Very truly yours,

                                        /s/  Richard O. Weed
                                        ---------------------------------------
                                             Richard O. Weed

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